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                                                                     EXHIBIT 3.1



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 CVS CORPORATION


            CVS Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

            1. The name of the Corporation is "CVS Corporation" and the name under which the Corporation was originally formed is "CVS Corporation." The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 22, 1996.

            2. This Amended and Restated Certificate of Incorporation (this "Restated Certificate") has been duly adopted by the Board of Directors of the Corporation in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware.

            3. Pursuant to Sections 241 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

            4. The text of the Certificate of Incorporation as heretofore amended is hereby restated and further amended to read in its entirety as hereinafter set forth:

            FIRST:  The name of the Corporation is "CVS Corporation".

            SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").
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            FOURTH: The authorized capital stock of the Corporation consists of
(i) 300,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), (ii) 120,619 shares of Cumulative Preferred Stock, par value $.01 per share ("Preferred Stock"), and (iii) 50,000,000 shares of Preference Stock, par value $1 per share ("Preference Stock").

            All the designations, preferences, privileges and voting powers of the shares of each class, and the restrictions or qualifications thereof, shall be as follows:

I.  PROVISIONS GENERALLY APPLICABLE TO CAPITAL STOCK

            I.A.  Voting Rights of Common Stock

            Each holder of Common Stock shall be entitled to one vote for each share thereof held of record by such holder.

            I.B.  Ranking of Capital Stock

            The Preferred Stock shall be senior to the Preference Stock and the Common Stock, and the Preference Stock and the Common Stock shall be subject to all the rights and preferences of the Preferred Stock as hereafter set forth. The Preference Stock shall be senior to the Common Stock, and the Common Stock shall be subject to all the rights and preferences of the Preference Stock as hereafter set forth.

            I.C.  No Preemptive Rights

            No stockholder of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

            I.D.  Fractional Interests

            In case any person shall become entitled to a fractional interest in a share of Preferred Stock, of Preference Stock or of Common Stock, the Corporation may deliver a scrip certificate representing such fractional interest, which together with other similar scrip certificates aggregating a whole share, may be surrendered in exchange for a stock certificate representing one full share of Preferred Stock, Preference Stock or Common Stock as the case may be; provided, however, that the rights of the holders of such scrip certificates shall be subject to any conditions and limitations prescribed by the Board of Directors, which may include a provision that after a specified date the scrip certificate shall become absolutely void.



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II.  PREFERRED STOCK

            II.A.       Provisions Generally Applicable to Preferred Stock

            II.A.(i) The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, preferences, privileges, and voting powers, and the restrictions or qualifications thereof, as are stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereafter provided.

            II.A.(ii) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Certificate and Delaware Law, to authorize the issue of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions providing for the issue of such series:

                        (1) The number of shares of Preferred Stock which shall
            comprise such series and the distinctive designation thereof;

                        (2) The dividend rate on the shares of such series (not
            exceeding $6 a share per annum) and the date or dates from which dividends shall accumulate;

                        (3) Whether or not the shares of such series shall be
            subject to purchase and to redemption and the amount of premium, if any (not exceeding $7 a share), which the holders of shares of such series shall be entitled to receive over and above $100 a share and any accrued dividends thereon upon the redemption thereof or upon the voluntary liquidation, dissolution or winding up of the Corporation;

                        (4) Whether or not the shares of such series shall be
            subject to the operation of a sinking fund to be applied to the purchase or redemption of the shares of such series for retirement and, if such sinking fund be established, the terms and provisions relative to the operation thereof;

                        (5) Whether or not the shares of such series shall be
            made convertible into or exchangeable for any other class or classes or for any other series of the same class of stock of the Corporation and, if made so convertible or exchangeable, the conversion price or prices or rates of exchange at which such conversion or exchange may be made and the method, if any, of adjusting the same;

                        (6) The restrictions, if any, on the payment of
            dividends upon, and the making of distributions to, any class of stock ranking junior to the shares of Preferred Stock, and the restrictions, if any, on the purchase or redemption of the shares of any such junior class; and


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                        (7) The voting rights, if any, of the shares of such
            series other than those voting rights provided for in Section II.A.(viii) of this Article Fourth.

            II.A.(iii) All shares of any one series of Preferred Stock shall be identical with each other in all respects except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accumulate; and all series shall rank equally and be identical in all respects except as permitted in the foregoing provisions of Section II.A.(ii) of this Article Fourth.

            II.A.(iv) The holders of shares of Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, dividends payable in cash in, but not exceeding, the amount fixed for such series. Such dividends shall be cumulative, so that if dividends on all outstanding Preferred Stock of each series in the amount fixed therefor shall not have been paid or declared and set apart for payment for all past dividend periods, and for the dividend period current at the time, the deficiency shall be fully paid, or dividends equal thereto declared and set apart for payment, but without interest thereon, before any dividends on any class of stock of the Corporation junior to the Preferred Stock shall be paid or declared and set apart for payment.

            Dividends shall not be declared or paid on the Preferred Stock of any one series for any dividend period unless dividends have been or are contemporaneously paid or declared and set apart for payment on the Preferred Stock of all series for the dividend periods terminating on the same and all earlier dates.

            Any dividend paid in an amount less than full cumulative dividends accrued or in arrears on all Preferred Stock then outstanding shall be divided between the outstanding Preferred Stock in proportion to the amounts which would be distributable per share to the Preferred Stock if full cumulative dividends were declared and paid thereon.

            After full cumulative dividends as aforesaid upon the Preferred Stock of all series then outstanding shall have been paid for all past dividend periods, and full dividends on the Preferred Stock then outstanding for the current dividend period shall have been declared and paid or set apart for payment, and after complying with all the provisions with respect to any sinking fund or funds for any one or more series of Preferred Stock, then, and not otherwise, dividends may be declared and paid upon any class of stock of the Corporation junior to the Preferred Stock.

            II.A.(v) In the event of any liquidation, dissolution or winding up of the Corporation the Preferred Stock shall be preferred as to assets as well as dividends and upon any such dissolution, liquidation or winding up, the holders of the Preferred Stock of each series shall be entitled to receive and be paid for each share thereof out of the assets of the Corporation (whether capital or surplus) $100, together with an amount equal to the accrued and unpaid dividends thereon computed to the date of payment, plus a premium of such additional



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amount per share as shall have been fixed for such series in the event the dissolution, liquidation or winding up is voluntary, before any distribution of the assets shall be made to the holders of any class of stock of the Corporation junior to the Preferred Stock. All assets remaining after such distribution to the Preferred Stock shall then be distributed exclusively among the holders of any class or classes of stock of the Corporation junior to the Preferred Stock. If, upon any such dissolution, liquidation or winding up, the assets of the Corporation distributable among the holders of Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets or the proceeds thereof shall be distributed ratably among the holders of Preferred Stock then outstanding until there shall have been paid in full and in order, first, the sum of $100 in respect of each share; second, an amount ratably in proportion to the amounts to which they are respectively entitled by reason of accrued and unpaid dividends computed to the date of distribution; and third, the balance ratably in proportion to the amounts to which they are respectively entitled by way of premium.

            II.A.(vi) The Corporation, at its option to be exercised by its Board of Directors, may redeem the whole or any part of any series of Preferred Stock which by its terms is subject to redemption, at the time or times provided in the terms of such series, at a redemption price per share for each series thereof, equal to: $100 plus a premium, if any, of such additional amount as shall have been fixed as payable in case of redemption in respect of each share of such series and an amount equal to any accrued and unpaid dividends thereon computed to the date of redemption. If at any time less than all of the Preferred Stock then outstanding and subject to redemption shall be called for redemption, the Board of Directors may select the series of such Preferred Stock to be redeemed and if less than all the Preferred Stock of any series is to be called for redemption, the shares to be redeemed may be selected by lot or by such other equitable method as the Board of Directors in its discretion may determine. Notice of every such redemption, stating the redemption date, the redemption price, and the place of payment thereof, shall be given by mailing a copy of such notice at least thirty (30) days and not more than sixty (60) days prior to the date fixed for redemption to the holders of record of the Preferred Stock to be redeemed at their respective addresses as the same appear on the books of the Corporation. A similar notice shall be published at least once in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, the City of New York. At any time after notice of redemption has been given in the manner prescribed by the Board of Directors to the holders of stock so to be redeemed the Corporation may deposit with a bank or trust company having capital, surplus and undivided profits of at least $5,000,000 named in such notice, the redemption price, in trust, for payment on or before the date fixed for redemption, as aforesaid, to the respective orders of the holders of the shares so to be redeemed, on such endorsement to the Corporation or its nominee or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon the deposit of the said redemption price as aforesaid, or, if no such deposit is made, upon the said redemption date (unless the Corporation shall default in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to the said shares, and from and after the making of the said deposit, or, if no such deposit is made, after the redemption date (the Corporation


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not having defaulted in making payment of the redemption price as set forth in such notice), the said shares shall no longer be transferable on the books of the Corporation, and the said holders shall have no interest in or claim against the Corporation with respect to the said shares but shall be entitled only to such conversion rights (if any) on or before the date fixed for redemption as may be provided with respect to such shares or to receive payment of the redemption price without interest thereon, upon endorsement; provided, that any funds so deposited by the Corporation and unclaimed at the end of one year from the date fixed for such redemption shall be repaid to the Corporation upon its request, after which repayment the holders of such shares so called for redemption shall look only to the Corporation for the payment of the redemption price thereof. Any funds so deposited, which shall not be required for such redemption because of the exercise of any right of conversion or otherwise subsequently to the date of such deposit, shall be returned to the Corporation forthwith. Any interest accrued on any funds so deposited shall belong to the Corporation and shall be paid to it from time to time.

            In order to facilitate the redemption of any shares of Preferred Stock, the Board of Directors is authorized to cause the transfer books of the Corporation to be closed as to the shares to be redeemed.

            The Corporation shall have the right, provided full cumulative dividends on the Preferred Stock shall have been paid for past dividend periods and the Corporation shall not then be in default as to any payment required for any sinking fund created with respect to any series of Preferred Stock, to purchase Preferred Stock of any series which is subject to purchase by the terms of such series, at prices not in excess of the then redemption price thereof, either for the purpose of redemption or retirement or to be held, used and disposed of as treasury shares.

            II.A.(vii) If at any time the Corporation shall have failed to pay dividends in full on the Preferred Stock, thereafter and until dividends in full, including all accrued and unpaid dividends, on Preferred Stock outstanding shall have been paid, or declared and set aside for payment, the Corporation shall not redeem any Preferred Stock except as a whole and shall not purchase any Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of the Preferred Stock upon the same terms as to any series, and shall not purchase or redeem any other shares of any class ranking on a parity with or junior to the Preferred Stock as to dividends or as to assets.

            II.A.(viii)  Special Voting Rights of Preferred Stock

            (1) The Corporation shall not, without the affirmative vote at a meeting, or the written consent with or without a meeting, of the holders of at least two-thirds of the then outstanding Preferred Stock of all series:


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                        (a) Change the express terms and provisions applicable
            to all series of the Preferred Stock in any material respect prejudicial to the holders thereof; or

                        (b) Create any class of stock which shall be preferred
            as to dividends or as to assets over the Preferred Stock.

            (2) The Corporation shall not, without the affirmative vote at a meeting, or the written consent with or without a meeting, of the holders of at least two-thirds of the outstanding Preferred Stock of any particular series, change the express terms of the special provisions for such series as provided in this Certificate or in the resolution or resolutions of the Board of Directors providing for the issue of such series in any material respect prejudicial to the holders of shares of such series.

            (3) The Corporation shall not without the affirmative vote at a meeting, or the written consent with or without a meeting, of the holders of at least a majority of the then outstanding Preferred Stock of all series, increase the authorized number of shares of Preferred Stock or create any class of stock which shall rank on a parity with the Preferred Stock as to dividends or as to assets.

            (4) If the Corporation shall have failed to pay dividends upon the Preferred Stock in an aggregate amount equal to four full quarterly dividends on any series of the Preferred Stock at the time outstanding, the holders of Preferred Stock shall have the right, voting separately as a class at the annual meeting of stockholders, to elect one-third (or the nearest number thereto) of the members of the Board of Directors of the Corporation until such time as all dividends accumulated on the Preferred Stock shall have been paid in full; and upon such payment in full of all dividends accumulated on the Preferred Stock, such special voting rights of holders thereof shall cease, subject to re-vesting in the event of each and every subsequent default of the character above mentioned.

III.  PREFERENCE STOCK

            III.A.      Provisions Generally Applicable to Preference Stock

            III.A.(i) The Preference Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the Delaware Law (or other laws hereafter in effect relating to the same or substantially similar subject matter), to establish the number of shares to be included in each such series and to fix the designations, relative rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:


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                        (1) the distinctive serial designation of such series
            and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preference Stock shall not exceed 50,000,000);

                        (2) the dividend rate, or basis for determining such
            rate, if any, on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

                        (3) whether the shares of each series shall be
            redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                        (4) the obligation, if any, of the Corporation to retire
            shares of such series pursuant to a sinking fund;

                        (5) whether shares of such series shall be convertible
            into, or exchangeable for, shares of stock of any other class or classes or any other series of the same class of stock and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                        (6) whether the shares of such series shall have voting
            rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                        (7) the rights of the shares of such series in the event
            of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                        (8) the restrictions, if any, on the payment of
            dividends upon, and the making of distributions to, any class of stock ranking junior to the shares of Preference Stock, and the restrictions, if any, on the purchase or redemption of the shares of any such junior class; and

                        (9) any other designations, relative rights, preferences
            and limitations of such series.


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            III.B.      Series One ESOP Convertible Preference Stock

            The number of shares, the designation, the relative rights, the preferences and the limitations of the Series One ESOP Convertible Preference Stock of the Corporation are as follows:

                        III.B.(i) Designation and Amount; Special Purpose Restricted Transfer Issue

            (1) The shares of this series of Preference Stock shall be designated as Series One ESOP Convertible Preference Stock ("Series One Preference Stock") and the number of shares constituting such series shall be 6,688,494.

            (2) Shares of Series One Preference Stock shall be issued only to a trustee acting on behalf of an employee stock ownership plan or other employee benefit plan of the Corporation. In the event of any transfer of shares of Series One Preference Stock to any person other than (a) the issuance of Series One Preference Stock to any such plan trustee or (b) a distribution of Series One Preference Stock by any such plan trustee to a participant in any such plan in satisfaction of the distribution requirements of any such plan or any investment elections provided to participants pursuant to any such plan, the shares of Series One Preference Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock on the terms otherwise provided for the conversion of shares of Series One Preference Stock into shares of Common Stock pursuant to Section III.B.(v) hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series One Preference Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series One Preference Stock shall be so converted. Certificates representing shares of Series One Preference Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this Section III.B.(i)(2), shares of Series One Preference Stock
(a) may be converted into shares of Common Stock as provided by Section III.B.(v) hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (b) shall be redeemable by the Corporation upon the terms and conditions provided by Sections III.B.(vi), (vii) and (viii) hereof.

            III.B.(ii)  Dividends and Distributions

            (1) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series One Preference Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preference Dividends") in an amount per share equal to the greater of (a) the sum of the aggregate amounts of regular cash dividends paid during the periods ending on December 31, 1989, October 31, 1990, October 31, 1991, October 31, 1992 and December 31, 1993 in each year thereafter (each a "Dividend Payment Date") on the number of shares of Common Stock into


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which one share of Series One Preference Stock could be converted pursuant to
Section III.B.(v) hereof, calculated on the basis of the Conversion Price (as defined in Section III.B.(v) hereof and as adjusted from time to time pursuant to Section III.B.(ix) hereof) in effect on each record date for any such regular quarterly cash dividends on Common Stock paid during such one year period, and
(b) $3.90 per share per annum, and no more; provided that the first dividend on the Series One Preference Stock shall be $3.63. For purposes of this Section III.B.(ii)(1), "regular cash dividends" on the Common Stock shall mean any cash dividends on the Common Stock which are not "Extraordinary Distributions" as defined in Section III.B.(ix)(7). Preference Dividends shall be payable annually, on each Dividend Payment Date, commencing on the Dividend Payment Date in 1989, to holders of record at the start of business on such Dividend Payment Date. Preference Dividends shall begin to accrue on outstanding shares of Series One Preference Stock from the date of issuance of such shares of Series One Preference Stock. The amount of Preference Dividends accrued as of any date on each share of Series One Preference Stock shall be equal to the greater of (x) the sum of the aggregate amounts of regular cash dividends paid during the period beginning on the most current previous Dividend Payment Date and ending on the date as of which accrual is being determined on the number of shares of Common Stock into which one share of Series One Preference Stock could be converted pursuant to Section III.B.(v) hereof, calculated as provided in clause
(a) above, and (y) $3.90 per annum accrued on a daily basis (whether or not the Corporation shall have surplus at the time) for the period beginning on the most recent previous Dividend Payment Date and ending on the date as of which accrual is being determined, computed for any period less than a full annual period between Dividend Payment Dates on the basis of a 360 day year of 30 day months; provided that a total dividend payment of $3.63 per share shall accrue for the period from the date of issuance of the Series One Preference Stock until December 31, 1989. Accumulated but unpaid Preference Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preference Dividends.

            (2) So long as any Series One Preference Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series One Preference Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series One Preference Stock, like dividends for all dividend payment periods of the Series One Preference Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period on the Series One Preference Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series One Preference Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior


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to the Series One Preference Stock until full cumulative dividends on the Series
One Preference Stock shall have been paid or declared and provided for;
provided, however, that the foregoing shall not apply to (a) any dividend payable solely in any shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series One Preference Stock, or (b) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series One Preference Stock either (x) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (y) in exchange solely for shares of any other stock ranking junior to the Series One Preference Stock.

            III.B.(iii)  Voting Rights

            The holders of shares of Series One Preference Stock shall have the following voting rights:

            (1) The holders of Series One Preference Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together with the holders of Common Stock as one class. Each share of the Series One Preference Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series One Preference Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote; it being understood that whenever the "Conversion Price" (as defined in Section III.B.(v) hereof) is adjusted as provided in Section III.B.(ix) hereof, the voting rights of the Series One Preference Stock shall also be similarly adjusted.

            (2) Except as otherwise required by law or set forth herein, holders of Series One Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least 66- 2/3% of the outstanding shares of Series One Preference Stock, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Certificate of Incorporation of the Corporation, as amended (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the shares of Series One Preference Stock so as to affect them adversely. The authorization or issuance of additional Common Stock, Preference Stock or Preferred Stock shall be deemed not to affect the powers, preferences and special rights of the Series One Preference Stock adversely for purposes of the preceding sentence.


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            III.B.(iv)  Liquidation, Dissolution or Winding Up

            (1) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series One Preference Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series One Preference Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series One Preference Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, liquidating distributions in the amount of $53.45 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series One Preference Stock and any other stock ranking as to any such distribution on a parity with the Series One Preference Stock are not paid in full, the holders of the Series One Preference Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of Section III.B.(iv)(1), the holders of shares of Series One Preference Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

            (2) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, transfer or lease of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation for purposes of this Section III.B.(iv), but the holders of Series One Preference Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section III.B.(viii) hereof.

            (3) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series One Preference Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of Series One Preference Stock, at the address shown on the books of the Corporation or any transfer agent for the Series One Preference Stock.

            III.B.(v)  Conversion into Common Stock.

            (1) A holder of shares of Series One Preference Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections III.B.(vi), (vii) or (viii) hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion rate equal to the ratio of $53.45 to the amount which initially shall be $53.45 and which shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to one share of Common Stock for each share of Series One Preference Stock so converted but that is subject to adjustment as the Conversion Price is adjusted as hereinafter provided).

            (2) Any holder of shares of Series One Preference Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series One Preference Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series One Preference Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series One Preference Stock by the Corporation or the transfer agent for the Series One Preference Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (a) the number of shares of Series One Preference Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series One Preference Stock not to be so converted to be issued, and (b) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

            (3) Upon surrender of a certificate representing a share or shares of Series One Preference Stock for conversion, the Corporation shall prepare and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series One Preference Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series One Preference Stock which shall not have been converted.

            (4) The conversion into Common Stock of shares of Series One Preference Stock at the option of the holder thereof shall be effective as of the earlier of (a) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock deliverable upon conversion thereof or (b) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Series One Preference Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided by this Section III.B(v). On and after the effective day of conversion, the person or persons entitled to receive the Common Stock deliverable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series One Preference Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall coincide with or be on or subsequent to the effective date of conversion of such shares.

            (5) The Corporation shall not be obligated to deliver to holders of Series One Preference Stock any fractional share or shares of Common Stock deliverable upon any conversion of such shares of Series One Preference Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

            (6) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, or out of Common Stock held in its treasury, solely for delivery upon the conversion of shares of Series One Preference Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be deliverable upon the conversion of all the shares of Series One Preference Stock then outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to deliver to each holder of record of Series One Preference Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series One Preference Stock then outstanding and convertible into shares of Common Stock.

                III.B.(vi)  Redemption At the Option of the Corporation

            (1) The Series One Preference Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time at the following redemption prices per share, except that no such redemption at the option of the corporation may be made prior to June 23, 1991 unless the Fair Market Value of the Common Stock as of the date on which notice of redemption is first mailed pursuant to Section III.B.(vi)(2) below shall be at least 130% of the then current Conversion Price. The Fair Market Value of the Common Stock shall be determined as provided in Section III.B.(ix)(7), except that for purposes of this Section III.B.(vi)(1) the Adjustment Period used in calculating such Fair Market Value shall be deemed to be the twenty (20) consecutive trading days ending upon but excluding, the date on which notice of redemption is first mailed:

      DURING THE TWELVE-MONTH
      PERIOD BEGINNING JUNE 23                PRICE PER SHARE
  -------------------------------           --------------------

                1989                               $57.35
                1990                               $56.96
                1991                               $56.57
                1992                               $56.18
                1993                               $55.79
                1994                               $55.40
                1995                               $55.01
                1996                               $54.62
                1997                               $54.23
                1998                               $53.84

and thereafter at $53.45 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by Section III.B.(vi)(4). From and after the date fixed for redemption, dividends on shares of Series One Preference Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series One Preference Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

            (2) Unless otherwise required by law, notice of redemption will be sent to the holders of Series One Preference Stock at the address shown on the books of the Corporation or any transfer agent for the Series One Preference Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (a) the redemption date; (b) the total number of shares of the Series One Preference Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (c) the redemption price and the form of payment thereof; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (f) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series One Preference Stock at the time. Upon surrender of the certificates for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this Section III.B.(vi).

            (3) Notwithstanding anything to the contrary contained in Section III.B.(vi)(1), the Corporation may from time to time, in its sole discretion, elect to redeem, upon notice as required in Section III.B.(vi)(2), all or part of the shares of Series One Preference Stock at a price equal to the amount payable in respect of such shares upon liquidation of the Corporation pursuant to Section III.B.(iv) hereof (except that any redemption pursuant to clause (d) below shall be at a price equal to the price payable upon redemption at the option of the Corporation pursuant to Section III.B.(vi)(1) plus all accrued and unpaid dividends to the date fixed for redemption) upon any of the following:

            (a) In the event of a change in the federal tax law of the United States of America which has the effect of precluding the Corporation from claiming any of the tax deductions for dividends paid on the Series One Preference Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue code of 1986, as amended (the "Code") and in effect on the date the shares of Series One Preference Stock are initially issued; provided that notice of any redemption pursuant to this clause (a) shall be given not more than 90 days following the later of the effectiveness or the adoption of any such change in the federal tax law of the United States of America; or

            (b) In the event of a determination by the Internal Revenue Service that the Melville Corporation and Subsidiaries Employee Stock Ownership Plan, dated as of January 1, 1989, as amended, or any successor plan ("the Plan"), as the same may be amended, is not qualified within the meaning of Section 401(a) or is not an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code; or

            (c) If the exclusion of interest received by any lender on any borrowings by the trustee of the Plan from the lender's income pursuant to Section 133 or any successor provision of the Code is reduced to a percentage amount less than fifty percent (50%); provided that notice of any redemption pursuant to this clause (c) shall be given not more than 90 days following the later of the effectiveness or the adoption of any such reduction; or

            (d) If the corporation terminates the Plan or terminates future contributions to the Plan; or

            (e) If any shares of Series One Preference Stock are transferred to a participant in the Plan, but only any such shares so transferred may be redeemed pursuant to this clause (e); or

            (f) In the event and to the extent that redemption of Series One Preference Stock is necessary or appropriate to provide for satisfaction of any investment election provided to participants in accordance with the Plan; or

            (g) In the event and to the extent that redemption of Series One Preference Stock is necessary or appropriate to provide for distributions to be made to participants under the Plan.

            (4) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series One Preference Stock pursuant to Section III.B.(vi)(1) above or clauses (a) through (f) of
Section III.B.(vi)(3) above in cash or in shares of Common Stock, or in a combination of such shares and cash. The Corporation shall make payment of the redemption price required upon redemption of shares of Series One Preference Stock pursuant to clause (g) of Section III.B.(vi)(3) above in shares of Common Stock, except that cash shall be paid in lieu of delivery of fractional shares. Any shares of Common Stock delivered in payment of the redemption price pursuant to this Section III.B.(vi) shall be valued for such purpose at their Fair Market Value (as defined in Section III.B.(ix)(7) hereof, provided, however, that in calculating their Fair Market Value the Adjustment Period shall be deemed to be the five (5) consecutive trading days ending with, and including, the date of redemption).

            III.B.(vii)  Other Redemption Rights

            Shares of Series One Preference Stock shall be called for redemption by the Corporation, through notice as required by Section III.B.(vi)(2), for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose as provided by Section III.B.(vi)(4), at a redemption price of $53.45 per share plus accrued and unpaid dividends thereon to the date fixed for redemption, at any time and from time to time when and to the extent necessary to provide for payment of principal, interest or premium due and payable (whether as scheduled or upon acceleration) on the 8.60% ESOP Notes Due 2008 of the trust under the Plan or any indebtedness incurred by the trustee for the benefit of the Plan.

            III.B.(viii)  Consolidation, Merger, etc

            (1) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Series One Preference Stock within the meaning of Section 409(l) of the Code and Section 407(c)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series One Preference Stock of such holder shall be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections III.B.(vi), (vii) and (viii) hereof), and the qualifications, limitations or restrictions thereon, that the Series One Preference Stock had immediately prior to such transaction, except that after such transaction each share of the Series One Preference Stock shall be convertible, otherwise on the terms and conditions provided by Section III.B.(v) hereof, into the qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series One Preference Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares). The rights of the Series One Preference Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to Section III.B.(ix) hereof after any such transaction as nearly as possible equivalent to the adjustments provided for by such section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series One Preference Stock shall be assumed and authorized by the successor or resulting company as aforesaid.

            (2) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in Section III.B.(viii)(1)) and cash payments, if applicable, in lieu of fractional shares, then the Corporation shall, at least twenty (20) days before consummation of such transaction, give notice of such agreement and the material terms thereof to each holder of Series One Preference Stock and the Corporation shall simultaneously call for redemption, through notice as required by Section III.B.(vi)(2), for cash at a redemption price equal to the amount payable in respect of such shares upon liquidation of the Corporation pursuant to Section III.B.(iv), all of the then outstanding shares of Series One Preferred Stock.

            III.B.(ix)  Anti-dilution Adjustments

            (1) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series One Preference Stock are outstanding,
(a) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (b) subdivide the outstanding shares of Common Stock, or
(c) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section III.B.(viii) hereof does not apply) or otherwise, the

Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section III.B.(ix)(1) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

            (2) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series One Preference Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of Sections III.B.(ix)(5) and III.B.(ix)(6), the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

            (3) In the event the Corporation shall, at any time or from time to time while any of the shares of Series One Preference Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such shares on the date of such issuance, sale or exchange, then, subject to the provisions of Sections III.B.(ix)(5) and III.B.(ix)(6), the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (a) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (b) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair

Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any shares of Series One Preference Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of Sections III.B.(ix)(5) and III.B.(ix)(6), the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (a) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (b) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (c) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of
(a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

            (4) In the event the Corporation shall, at any time or from time to time while any of the shares of Series One Preference Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which Section III.B.(viii) hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to Sections III.B.(ix)(5) and III.B.(ix)(6), be adjusted by multiplying such Conversion Price by the fraction the numerator of which is (a) the product of
(x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value (as herein defined) of a share of Common Stock on the record date with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (b) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (y) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Series One Preference Stock (a) notice of its intent to make any dividend or distribution and (b) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series One Preference Stock may be converted at such time.

            (5) Notwithstanding any other provisions of this Section III.B.(ix), the Corporation shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

            (6) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section III.B.(ix), the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date as is determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this Section III.B.(ix)(6), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section III.B.(ix), as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

            (7) For purposes of this Section III.B.(ix), the following definitions shall apply:

            "Extraordinary Distribution" shall mean any dividend or other distribution (effected while any of the shares of Series One Preference Stock are outstanding) (a) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds twelve and one-half percent (12-1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the stockholders entitled to receive such Extraordinary Distribution and (b) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in Section III.B.(ix)(2)), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of Section III.B.(ix)(4) shall be the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such twelve month period and not previously included in the calculation of an adjustment pursuant to Section III.B.(ix)(4).

            "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five (5) consecutive trading days, selected by the Board of Directors of the Corporation or a committee thereof, during the 20 trading days ending with, and including, the date as of which the Fair Market Value of a security is to be determined; provided that such period of five consecutive trading days shall end prior to the date on which such security begins to trade "ex dividend" with respect to any dividend or distribution giving rise to an adjustment under this Section III.B.(ix). The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

            "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of (a) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (b) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

            "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series One Preference Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof shall be deemed a Pro Rata Repurchase if made (a) in open market transactions or (b) pursuant to a single tender offer subject to
Section 13(e) of the Securities Exchange Act commenced prior to December 31, 1989, but any purchase made in such a tender offer shall only be deemed not to be a Pro Rata Repurchase to the extent that the aggregate amount used to purchase Common Stock in such tender offer does not exceed $357,500,000. For purposes of this subsection (ix)(7), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series One Preference Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

            (8) Whenever an adjustment to the Conversion Price and the related voting rights of the Series One Preference Stock is required pursuant to this
Section III.B.(ix), the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series One Preference Stock if there be one, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series One Preference Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series One Preference Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of the Series One Preference Stock.

            III.B.(x)  Ranking; Retirement of Shares

            (1) The Series One Preference Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation. The Series One Preference Stock shall rank on a parity with all other series of the Corporation's Preference Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation. Unless otherwise provided in the Certificate of Incorporation of the Corporation, as amended, the Series One Preference Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up of the Corporation.

            (2) Any shares of Series One Preference Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided by this Section III.B., or otherwise so acquired, shall be retired as shares of Series One Preference Stock and restored to the status of authorized but unissued shares of preference stock, $1.00 par value, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preference Stock as permitted by law.

            III.B.(xi)  Miscellaneous

            (1) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage prepaid, addressed:
(a) if to the Corporation, to its office as specified in its most recent Annual Report on Form 10-K (or any successor report or form) or to the transfer agent for the Series One Preference Stock, or other agent of the Corporation designated as permitted by this Section III.B. or (b) if to any holder of the Series One Preference Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series One Preference Stock or Common Stock, as the case may be) or (c) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

            (2) The term "Common Stock" as used in this Section III.B. means the Corporation's Common Stock of par value $.01, as the same exists at the date of filing of this Certificate of Amendment of the Certificate of Incorporation of the Corporation relating to Series One Preference Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section III.B.(ix), the holder of any shares of the Series One Preference Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series One Preference Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section III.B.(ix) hereof, and the provisions of Sections (i) through (viii) and (x) and (xi) of this Article Fourth.III.B. with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

            (3) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series One Preference Stock or shares of Common Stock or other securities issued on account of Series One Preference Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series One Preference

Stock or Common Stock or other securities in a name other than that in which the shares of Series One Preference Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

            (4) In the event that a holder of shares of Series One Preference Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series One Preference Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series One Preference Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

            (5) Unless otherwise provided in the Certificate of Incorporation, as amended, of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series One Preference Stock and any other stock ranking on a parity with the Series One Preference Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series One Preference Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series One Preference Stock and such other stock bear to each other.

            (6) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series One Preference Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series One Preference Stock.

            FIFTH: (i) In addition to any affirmative vote required by law or otherwise, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Voting Stock, voting together as a single class, held by stockholders other than a Related Person shall be required for the approval, authorization or effectuation directly or indirectly, of any Business Combination with such Related Person (such affirmative vote being required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, this Certificate of Incorporation, any resolution or resolutions adopted by the Board of Directors pursuant to this Certificate of Incorporation, any agreement with any national securities exchange or otherwise); provided, however, that such voting requirement shall not be applicable if:

            (1) The Continuing Directors, by at least 66 2/3% vote of such Continuing Directors, have expressly approved such Business Combination either in advance of or subsequent to such Related Person's having become a Related Person; or

                        (2) All of the following conditions shall have been
            satisfied:

                        (a) The Fair Market Value as of the date of consummation
            of the Business Combination of the consideration to be received per share by holders of shares of each class or series of Capital Stock (regardless of whether or not such Related Person is the Beneficial Owner of shares of any such class or series of Capital Stock) in the Business Combination is not less than the Highest Per Share Price;

                        (b) The form of consideration to be received by holders
            of shares of each class or series of Capital Stock in the Business Combination shall be United States currency or the form of consideration used by such Related Person in acquiring the largest aggregate number of shares of the Capital Stock which such Related Person has previously acquired;

                        (c) After such Related Person shall have first become a
            Related person and prior to the consummation of such Business
            Combination:

                  (x) Except as approved by at least 66 2/3% of the Continuing Directors, there shall not have been any failure to declare and pay at the regular dates therefor the full amount of all dividends (whether or not cumulative) payable on the Preferred Stock, the Preference Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;

                  (y) There shall not have been (A) any reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) except as approved by at least 66 2/3% of the Continuing Directors or (B) any failure to increase such annual rate of dividends, to the extent necessary to prevent any such reduction, in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate shall have been approved by at least 66 2/3% of the Continuing Directors; and

                  (z) Such Related Person shall not have become the Beneficial Owner of additional shares of Voting Stock, except as part of the transaction that results in such Related Person becoming a Related Person and except in a transaction that, giving effect thereto, would not result in any increase in the percentage of Voting Stock of which such Related Person is the Beneficial Owner; and

                        (d) A proxy statement describing the proposed Business
            Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any acts, rules or regulations that at least 66 2/3% of the Continuing Directors determine are successors thereof, shall (whether or not such a proxy statement is required to be mailed pursuant to such acts, rules or regulations) have been mailed to all holders of Voting Stock at least 30 days prior to the date of the meeting called to consider such Business Combination and such statement shall have contained, at the front thereof, in a prominent place such recommendations and other information concerning the Business Combination as at least 66 2/3% of the Continuing Directors may determine so to include.

                        (ii) For purposes of this Article:

            (1) The terms "Affiliate" and "Associate" shall have the same meaning as in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Restated Certificate (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation), and shall include any Person that, giving effect to a Business Combination, would become such an Affiliate or Associate.

            (2) The term "Beneficial Owner" shall mean any Person which beneficially owns any Capital Stock within the meaning ascribed in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Restated Certificate, or who has the right to acquire any such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time or subject to any condition) pursuant to any agreement, contract, arrangement or understanding or upon the exercise of any conversion, exchange or other right, warrant or option, or otherwise. A Person shall be deemed the Beneficial Owner of all Capital Stock of which any Affiliate or Associate of such Person is the Beneficial Owner.

            (3) The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a Subsidiary with or into a Related Person,
(b) any sale, lease, exchange, transfer or other disposition, including without limitation by way of a mortgage or any other security device, of any Substantial Amount of the assets of the Corporation, one or more Subsidiaries or the Corporation and one or more Subsidiaries to a Related Person, (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Related Person, (d) any sale, lease, exchange, transfer or other disposition, including without limitation by way of a mortgage or any other security device, of any Substantial Amount of the assets of a Related Person to the Corporation, one or more Subsidiaries, or the Corporation and one or more Subsidiaries, (e) the issuance of any securities of the Corporation, one or more Subsidiaries or the Corporation and one or more

Subsidiaries to a Related Person or to a Person that giving effect thereto, would be a Related Person other than the issuance on a pro rata basis to all holders of stock of the same class pursuant to a stock split or stock dividend,
(f) any reclassification of securities, recapitalization of the Corporation, or any merger or consolidation of the Corporation with or into one or more Subsidiaries or any other transaction that would have the effect, directly or indirectly, of increasing the voting power or other equity interest of a Related Person in the Corporation, (g) any loan, advance, guaranty, pledge or other financial assistance by the Corporation, one or more Subsidiaries or the Corporation and one or more Subsidiaries to or for the benefit, directly or indirectly (except proportionately as a stockholder), of a Related Person, (h) any agreement, contract or other arrangement providing for any Business Combination and (i) any series of transactions that a majority of Continuing Directors determines are related and that, taken together, would constitute a Business Combination.

            (4) For the purposes of Section (i)(2) of this Article FIFTH, the term "consideration to be received" shall include, without limitation, Capital Stock of the Corporation retained by its existing stockholders other than Related Persons in the event of a Business Combination that is a merger and in which the Corporation is the surviving corporation.

            (5) The term "Continuing Director" shall mean a Director of the Corporation who is not the Related Person, or an Affiliate or Associate of the Related Person (or a representative or nominee of the Related Person or such Affiliate or Associate), that is involved in the relevant Business Combination and (a) who was a member of the Board of Directors of the Corporation immediately prior to the time that such Related Person became a Related Person or (b) whose initial election as a Director of the Corporation was recommended by the affirmative vote of a least 66 2/3% of the Continuing Directors then in office, provided that, in either such case, such Continuing Director has continued in office after becoming a Continuing Director.

            (6) The term "Fair Market Value" shall mean (a) in the case of United States currency, the amount thereof, (b) in the case of stock, (x) the closing sale price per share thereof on the last trading day preceding the date as of which the determination thereof is to be made, or the highest closing sale price per share thereof during the specified period, on the Composite Tape for New York Stock Exchange--Listed Stocks or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such exchange, on the United States securities exchange registered as a national securities exchange under the Securities Exchange Act of 1934, as amended, on which such stock is listed or principally traded, (y) if such stock is not so listed, the closing bid quotation per share thereof on the last trading day preceding the date as of which the determination thereof is to be made, or the highest closing bid quotation per share thereof during the specified period, on the National Association of Securities Dealers Inc. Automated Quotation System, or any system then in use or (z) if no such quotations are then available, the fair market value thereof, as of the date of which the determination thereof is to be made, as determined by at least 66 2/3% of the Continuing Directors and (c) in the case of securities, property or assets other than such currency or stock, the fair market value thereof, as of the date of which the determination thereof is to be made, as determined by at least
66 2/3% of the Continuing Directors.

            (7) The term "Highest Per Share Price" shall mean with respect to any class or series of Capital Stock the highest of (a) the highest price per share that can be determined to have been paid at any time by the Related Person involved in the relevant Business Combination for any share or shares of such class or series of Capital Stock, or if such Related Person has not acquired any Capital Stock of such class or series, the highest equivalent, as determined by at least 66 2/3% of the Continuing Directors for a share of such class or series of such highest price for any other class or series of Capital Stock, (b) the highest preferential amount, if any, per share payable with respect to shares of such class or series of Capital Stock in the event of a voluntary or involuntary liquidation of the Corporation, or the highest redemption price, if any, to which the holders of shares of such class or series of Capital Stock would be entitled, whichever is higher, and (c) the Fair Market Value per share of such Capital Stock during the period of twenty (20) trading days immediately preceding the time the relevant Business Combination is first publicly announced, or during the period of twenty (20) trading days immediately preceding the time at which the Related Person became a Related Person, whichever is higher. In determining the Highest Per Share Price, (x) all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person and (y) the Highest Per Share Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees or other value paid in connection with such purchases.

A Related Person shall be deemed to have acquired a share of Capital Stock at the time when such Related Person became the Beneficial Owner thereof. The price deemed to have been paid by a Related Person for Capital Stock of which an Affiliate or Associate is the Beneficial Owner shall be the price that is the highest of (a) the price paid upon the acquisition thereof by the relevant Affiliate or Associate (if any, and whether or not such Affiliate or Associate was an Affiliate or Associate at the time of such acquisition), and (b) the Fair Market Value per share of such Capital Stock during the period of 20 trading days immediately preceding the time when the Related Person became the Beneficial Owner thereof.

In any determination of the price or prices paid or deemed to have been paid by any Person, and in any determination of the Highest Per Share Price or Fair Market Value, appropriate adjustment shall be made to reflect the relevant effect of any stock dividends, splits and distributions and any combination or reclassification of Capital Stock.

            (8) The Term "Related Person" shall mean (a) any Person (other than the Corporation or any wholly owned Subsidiary) that, alone or together with any Affiliates and Associates, is or becomes the Beneficial Owner of an aggregate of 10% or more of the outstanding Voting Stock, and (b) any Affiliate or Associate of any such Person, provided, however, that the term "Related Person" shall not include (x) a Person whose acquisition of such aggregate percentage of Voting Stock was approved in advance by at least 66 2/3% of the Continuing Directors or (y) any pension, profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary, all of the capital stock of or equity interest in which Subsidiary is owned by the Corporation, one or more Subsidiaries or the Corporation and one or more Subsidiaries, or any trustee or fiduciary when acting in such capacity with respect to any such plan. The term "Person" shall mean any individual, corporation, partnership or other entity, including, any group comprised of any person and any other Person, or any Affiliate or Associate thereof, with whom such Person, or any Affiliate or Associate thereof, has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock and each Person, and any Affiliate or Associate thereof, that is a member of such group.

            (9) The term "Subsidiary" shall mean any Person a majority of the capital stock of or other equity interest in which is owned by the Corporation, one or more Subsidiaries or the Corporation and one or more Subsidiaries.

            (10) The term "Substantial Amount" shall mean an amount of stock, securities or other property having a Fair Market Value equal to 10% or more of the Fair Market Value of the total consolidated assets of the Corporation and its Subsidiaries taken as a whole, as of the end of the Corporation's most recent fiscal year ended prior to the time as of which the determination is being made.

            (11) The term "Voting Stock" shall mean all outstanding Common Stock and all other outstanding Capital Stock of the Corporation, if any, entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by the holders of such Common Stock and other Capital Stock, if any, and the term "Capital Stock" shall mean all outstanding capital stock of the Corporation issued pursuant to this Certificate of Incorporation or any resolution or resolutions of the Board of Directors of the Corporation adopted pursuant to this Certificate of Incorporation.

            (12) The Continuing Directors by at least a 66 2/3% vote, shall have the power to make any and all determinations provided for in this Article FIFTH and to interpret the provisions and definitions in this Article FIFTH, which determinations and interpretations shall, to the fullest extent permitted by law, be conclusive.

                  (iii) In addition to the requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation, any such resolution or resolutions or otherwise), the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Voting Stock held by stockholders other than any Related Person shall be required to amend, alter or repeal, or adopt any provision inconsistent with the provisions of this Article FIFTH.

                  SIXTH: The number of directors of the Corporation shall not be less than three nor more than eighteen, as determined by action of the Board of Directors.

                  SEVENTH: (i) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

                  (ii)(1) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE SEVENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE SEVENTH shall be a contract right.

                  (2) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

                  (iii) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

                  (iv) The rights and authority conferred in this ARTICLE SEVENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

                  (v) Neither the amendment nor repeal of this ARTICLE SEVENTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE SEVENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

                  EIGHTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting on written consent, setting forth the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of stockholders.

                  NINTH: Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock or Preference Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, to the extent provided in Article FOURTH (or pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH hereof), special meetings of holders of such Preferred Stock or Preference Stock.

                  TENTH: The Corporation's bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

                  ELEVENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE SEVENTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

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                  IN WITNESS WHEREOF, the Corporation has caused this Restated
Certificate to be executed by its Chief Executive Officer and attested by its Secretary on this 15th day of November, 1996.



                                  CVS Corporation

                                  By: /s/ Stanley P. Goldstein
                                     --------------------------------
                                     Name:   Stanley P. Goldstein
                                     Title:  Chairman of the Board and
                                             Chief Executive Officer




Attest: /s/ Zenon Lankowsky
       -----------------------------
Name:       Zenon Lankowsky
Secretary:  Secretary


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